                                                                    Exhibit 12.6



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND II
RATIO OF EARNINGS TO FIXED CHARGES:

                                                        Year End.   Year End.   Year End.    Year End.    Year End
                                                          1996        1997        1998         1999         2000
                                                       ----------------------------------- ------------ ------------

Earnings:
  Pretax income (loss)                                     $ (200)     $ (800)     $ (174)    $ (1,177)       $ 345

Fixed Charges:
  Interest expense                                            465         436         439          437          446
  Interest factor of rental expense                             -           -           -            -            -
                                                       ----------------------------------- ------------ ------------
             Total fixed charges                              465         436         439          437          446
                                                       ----------------------------------- ------------ ------------

             Total earnings                                   265        (364)        265         (740)         791

             Total fixed charges                              465         436         439          437          446
                                                       ----------------------------------- ------------ ------------

                                                       ----------------------------------- ------------ ------------
Ratio of earnings to fixed charges                           0.57       (0.83)       0.60        (1.69)        1.77
                                                       ----------------------------------- ------------ ------------

                                                       ----------------------------------- ------------ ------------
  Deficiency to cover fixed charges                           200         800         174        1,177            -
                                                       ----------------------------------- ------------ ------------